Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Prudential Investment Portfolios 18:

We consent to the use of our reports dated January 15, 2016, with respect to Prudential Jennison 20/20 Focus Fund and Prudential Jennison MLP Fund, each a series of Prudential Investment Portfolios 18, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

January 27, 2016